Exhibit 99.1

Media Contact: Roy L. Morrow (216) 383-4893

Roy_Morrow@lincolnelectric.com

Investors Contact: Earl L. Ward (216) 383-5067

Earl_Ward@lincolnelectric.com

Lincoln Electric reports 2Q’10 Sales increase of 24.8%;

Adjusted operating income increase of 101.2%;

Adjusted EPS increase of 126.5% to $0.77

Second Quarter and First Half 2010 Highlights

•	Sales were $515.6 million, an increase of 24.8% from the Second Quarter 2009; First Half sales were $986.5 million, an increase of 19.6% from the First Half 2009

•	Adjusted operating income increased to $49.8 million from $24.8 million or an increase of 101.2% from the Second Quarter 2009

•	Adjusted operating income increased to $85.4 million from $37.4 million or an increase of 128.6% from the First Half 2009

•	Adjusted net income was $32.9 million, or $0.77 per diluted share compared with $14.5 million, or $0.34 per diluted share in the Second Quarter 2009

•	Adjusted net income was $57.7 million, or $1.35 per diluted share compared with $18.3 million, or $0.43 per diluted share in the First Half 2009

CLEVELAND, Ohio, U.S.A., July 27, 2010 — Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported 2010 second quarter net income of $32.5 million, or $0.76 per diluted share, on sales of $515.6 million. Operating income for the second quarter increased sequentially to $51.1 million, or 9.9% of sales, from $34.7 million, or 7.4% of sales, in the first quarter of 2010. Adjusted operating income in the quarter was $49.8 million or 9.7% of sales.

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Lincoln Electric Reports 2010 Second Quarter Financial Results

Sales were $515.6 million in the second quarter 2010 versus $413.3 million in the comparable 2009 period, an increase of 24.8%.

Net income for the second quarter 2010 was $32.5 million, or $0.76 per diluted share, compared with net income of $15.1 million, or $0.35 per diluted share, in the second quarter of 2009. Adjusted net income was $32.9 million, or $0.77 per diluted share, compared with $14.5 million, or $0.34 per diluted share, in the second quarter of 2009. The effective tax rate for the second quarter of 2010 was 33.5% compared with 35.9% in 2009.

Adjusted operating income for the second quarter excludes pre-tax rationalization gains of $3.6 million primarily related to gains on the disposal of assets and a charge of $2.3 million related to the Venezuelan functional currency change and devaluation of the Venezuelan currency, the bolivar, in cost of goods sold.

Adjusted net income for the second quarter 2010 excludes after-tax rationalization gains of $3.8 million, a charge of $2.3 million related to the Venezuelan functional currency change and devaluation of the bolivar and a charge of $1.8 million in noncontrolling interest on a gain on the disposal of assets.

“Our second quarter results were excellent and demonstrated a steady and significant improvement in operating results,” said John M. Stropki, Chairman and Chief Executive Officer. “The improving economic environment and important new product introductions delivered a significant increase in sales. Our cost improvement initiatives resulting from the rationalization actions taken throughout 2009, early 2010 and our ongoing strategic capital investments drove increases in margins.

“While demand levels have significantly improved in most markets and geographic regions on a year-over-year basis, volume trends are stabilizing. Although recent economic forecasts are more guarded, we remain cautiously optimistic as we continue to pursue market share gains. We believe that our strong financial position will continue to provide the required flexibility to execute our long-term strategic objectives to the benefit of our shareholders.”

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Lincoln Electric Reports 2010 Second Quarter Financial Results

Net cash provided by operating activities was $32.1 million in the second quarter compared with $62.6 million for the comparable period in 2009.

Sales for the first half of 2010 were $986.5 million versus $825.0 million in the comparable 2009 period, an increase of 19.6%.

Net income for the first six months of 2010 was $56.3 million, or $1.32 per diluted share, compared with net income of $11.5 million, or $0.27 per diluted share, for the comparable period in 2009. Adjusted net income was $57.7 million, or $1.35 per diluted share, compared with $18.3 million, or $0.43 per diluted share, in the first half of 2009. The 2010 first half effective tax rate was 32.7% compared with 46.4% in 2009.

Adjusted operating income for the first half of 2010 excludes pre-tax rationalization gains of $2.8 million primarily related to gains on the disposal of assets, a charge of $4.9 million related to the Venezuelan functional currency change and devaluation of the bolivar in cost of goods sold and foreign currency gains of $2.6 million related to the Venezuelan functional currency change and devaluation of the bolivar in selling, general and administrative expenses.

Adjusted net income for the first half of 2010 excludes after-tax rationalization gains of $3.2 million, a charge of $2.7 million related to the Venezuelan functional currency change and devaluation of the bolivar and a charge of $1.8 million in noncontrolling interest on a gain on the disposal of assets.

Net cash provided by operating activities was $47.7 million in the first six months of 2010 compared with $134.2 million for the comparable period in 2009. The Company returned $36.7 million to shareholders through the payment of $23.8 million in dividends and the repurchase of $12.9 million of the Company’s shares for treasury during the first half of 2010.

The Company’s Board of Directors declared a quarterly cash dividend of $0.28 per share, which was paid on July 15, 2010 to holders of record as of June 30, 2010.

Financial results for the 2010 second quarter can also be obtained at: http://www.lincolnelectric.com/InvestorNews.

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Lincoln Electric Reports 2010 Second Quarter Financial Results

A conference call to discuss the 2010 second quarter financial results is scheduled for today, Tuesday, July 27, 2010, at 10:00 a.m., Eastern Time. An audio webcast of the call is accessible through the investor tab on the Company’s website at http://www.lincolnelectric.com/corporate/.

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market. Headquartered in Cleveland, Ohio, Lincoln has 37 manufacturing locations, including operations and joint ventures in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company’s website at http://www.lincolnelectric.com.

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

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Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share data)

(Unaudited)

Consolidated Statements of Income

	Three Months Ended June 30,				Fav (Unfav) to Prior Year

	2010	% of Sales	2009	% of Sales	$	%

Net sales	$515,584	100.0%	$413,283	100.0%	$102,301	24.8%
Cost of goods sold	367,001	71.2%	306,892	74.3%	(60,109)	(19.6%)

Gross profit	148,583	28.8%	106,391	25.7%	42,192	39.7%
Selling, general & administrative expenses	101,065	19.6%	79,482	19.2%	(21,583)	(27.2%)
Rationalization (gains) charges	(3,629)	(0.7%)	6,877	1.7%	10,506	152.8%

Operating income	51,147	9.9%	20,032	4.8%	31,115	155.3%
Interest income	544	0.1%	952	0.2%	(408)	(42.9%)
Equity earnings in affiliates	1,184	0.2%	4,555	1.1%	(3,371)	(74.0%)
Other income	263	0.1%	918	0.2%	(655)	(71.4%)
Interest expense	(1,566)	(0.3%)	(1,953)	(0.5%)	387	19.8%

Income before income taxes	51,572	10.0%	24,504	5.9%	27,068	110.5%
Income taxes	17,265	3.3%	8,797	2.1%	(8,468)	(96.3%)
Effective tax rate	33.5%		35.9%		2.4%

Net income including noncontrolling interests	$34,307	6.7%	$15,707	3.8%	$18,600	118.4%
Noncontrolling interests in subsidiaries’ earnings	1,767	0.3%	639	0.2%	(1,128)	(176.5%)

Net income	$32,540	6.3%	$15,068	3.6%	$17,472	116.0%

Basic earnings per share	$0.77		$0.36		$0.41	113.9%
Diluted earnings per share	$0.76		$0.35		$0.41	117.1%

Weighted average shares (basic)	42,306		42,389
Weighted average shares (diluted)	42,708		42,592

	Six Months Ended June 30,				Fav (Unfav) to Prior Year

	2010	% of Sales	2009	% of Sales	$	%

Net sales	$986,542	100.0%	$825,034	100.0%	$161,508	19.6%
Cost of goods sold	714,626	72.4%	628,395	76.2%	(86,231)	(13.7%)

Gross profit	271,916	27.6%	196,639	23.8%	75,277	38.3%
Selling, general & administrative expenses	188,840	19.1%	157,143	19.0%	(31,697)	(20.2%)
Rationalization (gains) charges	(2,828)	(0.3%)	18,576	2.3%	21,404	115.2%

Operating income	85,904	8.7%	20,920	2.5%	64,984	310.6%
Interest income	1,179	0.1%	2,064	0.3%	(885)	(42.9%)
Equity earnings in affiliates	1,614	0.2%	2,569	0.3%	(955)	(37.2%)
Other income	696	0.1%	1,311	0.2%	(615)	(46.9%)
Interest expense	(3,080)	(0.3%)	(4,515)	(0.5%)	1,435	31.8%

Income before income taxes	86,313	8.7%	22,349	2.7%	63,964	286.2%
Income taxes	28,240	2.9%	10,381	1.3%	(17,859)	(172.0%)
Effective tax rate	32.7%		46.4%		13.7%

Net income including noncontrolling interests	$58,073	5.9%	$11,968	1.5%	$46,105	385.2%
Noncontrolling interests in subsidiaries’ earnings	1,805	0.2%	494	0.1%	(1,311)	(265.4%)

Net income	$56,268	5.7%	$11,474	1.4%	$44,794	390.4%

Basic earnings per share	$1.33		$0.27		$1.06	392.6%
Diluted earnings per share	$1.32		$0.27		$1.05	388.9%

Weighted average shares (basic)	42,355		42,380
Weighted average shares (diluted)	42,732		42,580

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,

	2010	2009	2010	2009

Operating income	$51,147	$20,032	$85,904	$20,920
Special items (pre-tax):
Rationalization activities	(3,629)	6,877	(2,828)	18,576
Impact of Venezuelan currency	2,319	-	2,308	-
Pension settlement	-	(2,144)	-	(2,144)

Adjusted operating income (1)	$49,837	$24,765	$85,384	$37,352

Net income	$32,540	$15,068	$56,268	$11,474
Special items (after-tax):
Rationalization activities	(3,773)	6,639	(3,161)	14,067
Impact of Venezuelan currency	2,319	-	2,745	-
Pension settlement	-	(2,144)	-	(2,144)
Sale of property in equity earnings	-	(5,667)	-	(5,667)
Noncontrolling interests	1,846	601	1,846	601

Adjusted net income (1)	$32,932	$14,497	$57,698	$18,331

Diluted earnings per share	$0.76	$0.35	$1.32	$0.27
Special items (after-tax)	0.01	(0.01)	0.03	0.16

Adjusted diluted earnings per share (1)	$0.77	$0.34	$1.35	$0.43

Weighted average shares (diluted)	42,708	42,592	42,732	42,580

(1)

Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period. Management uses this information in assessing and evaluating the Company’s underlying operating performance. Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are merely a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2010	December 31, 2009

Cash and cash equivalents	$373,901	$388,136
Total current assets	1,076,276	1,023,546
Property, plant and equipment, net	436,443	460,061
Total assets	1,731,408	1,705,292

Total current liabilities	349,478	297,971
Short-term debt	24,297	35,867
Long-term debt	86,033	87,850
Total equity	1,091,539	1,085,675

Net Operating Working Capital	June 30, 2010	December 31, 2009

Trade accounts receivable	$306,703	$273,700
Inventory	288,386	255,743
Trade accounts payable	141,638	100,052

Net operating working capital	$453,451	$429,391

Net operating working capital to net sales (1)	22.0%	23.2%

Invested Capital	June 30, 2010	December 31, 2009

Short-term debt	$24,297	$35,867
Long-term debt	86,033	87,850

Total debt	110,330	123,717
Total equity	1,091,539	1,085,675

Invested capital	$1,201,869	$1,209,392

Total debt / invested capital	9.2%	10.2%
Return on invested capital (2)	8.0%	4.3%

(1)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.
(2)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share data)

(Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended June 30,

	2010	2009

OPERATING ACTIVITIES:
Net income	$32,540	$15,068
Noncontrolling interests in subsidiaries’ earnings	1,767	639

Net income including noncontrolling interests	34,307	15,707
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization gains	(4,715)	-
Depreciation and amortization	14,123	14,180
Equity earnings in affiliates, net	(2)	(3,766)
Other non-cash items, net	15,328	15,745
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(9,593)	9,116
(Increase) decrease in inventories	(23,055)	51,085
Increase (decrease) in trade accounts payable	10,149	(20,561)
Decrease in accrued pensions	(10,558)	(12,447)
Net change in other current assets and liabilities	12,896	(4,410)
Net change in other long-term assets and liabilities	(6,733)	(2,087)

NET CASH PROVIDED BY OPERATING ACTIVITIES	32,147	62,562

INVESTING ACTIVITIES:
Capital expenditures	(13,719)	(7,254)
Additions to equity investment in affiliates	-	(488)
Acquisition of businesses, net of cash acquired	(182)	-
Proceeds from sale of property, plant and equipment	7,907	68

NET CASH USED BY INVESTING ACTIVITIES	(5,994)	(7,674)

FINANCING ACTIVITIES:
Net change in borrowings	(2,842)	(1,577)
Proceeds from exercise of stock options	812	202
Tax benefit from exercise of stock options	292	72
Purchase of shares for treasury	(10,055)	-
Cash dividends paid to shareholders	(11,870)	(11,450)

NET CASH USED BY FINANCING ACTIVITIES	(23,663)	(12,753)

Effect of exchange rate changes on Cash and cash equivalents	(5,197)	4,312

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,707)	46,447
Cash and cash equivalents at beginning of period	376,608	300,452

Cash and cash equivalents at end of period	$373,901	$346,899

Cash dividends paid per share	$0.28	$0.27

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share data)

(Unaudited)

Consolidated Statements of Cash Flows

	Six Months Ended June 30,

	2010	2009

OPERATING ACTIVITIES:
Net income	$56,268	$11,474
Noncontrolling interests in subsidiaries’ earnings	1,805	494

Net income including noncontrolling interests	58,073	11,968
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization gains	(4,715)	-
Depreciation and amortization	28,360	27,668
Equity earnings in affiliates, net	(170)	(512)
Other non-cash items, net	11,703	9,149
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(49,872)	40,533
(Increase) decrease in inventories	(46,072)	88,248
Increase (decrease) in trade accounts payable	48,465	(24,943)
Decrease in accrued pensions	(18,140)	(18,951)
Net change in other current assets and liabilities	26,324	208
Net change in other long-term assets and liabilities	(6,213)	857

NET CASH PROVIDED BY OPERATING ACTIVITIES	47,743	134,225

INVESTING ACTIVITIES:
Capital expenditures	(23,490)	(20,819)
Additions to equity investment in affiliates	-	(488)
Acquisition of businesses, net of cash acquired	(182)	-
Proceeds from sale of property, plant and equipment	7,949	260

NET CASH USED BY INVESTING ACTIVITIES	(15,723)	(21,047)

FINANCING ACTIVITIES:
Net change in borrowings	(4,842)	(30,436)
Proceeds from exercise of stock options	1,008	218
Tax benefit from exercise of stock options	370	74
Purchase of shares for treasury	(12,924)	(343)
Cash dividends paid to shareholders	(23,755)	(22,894)

NET CASH USED BY FINANCING ACTIVITIES	(40,143)	(53,381)

Effect of exchange rate changes on Cash and cash equivalents	(6,112)	2,770

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(14,235)	62,567
Cash and cash equivalents at beginning of period	388,136	284,332

Cash and cash equivalents at end of period	$373,901	$346,899

Cash dividends paid per share	$0.56	$0.54

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated

Three months ended June 30, 2010
Net sales	$253,809	$85,205	$82,363	$28,196	$66,011	$-	$515,584
Inter-segment sales	28,182	2,987	2,585	208	1,628	(35,590)	-

Total	$281,991	$88,192	$84,948	$28,404	$67,639	$(35,590)	$515,584

EBIT (1)	$40,301	$6,790	$5,939	$(1,318)	$2,934	$(2,052)	$52,594
As a percent of total sales	14.3%	7.7%	7.0%	(4.6%)	4.3%		10.2%
Special items (2)	$-	$1,169	$(4,382)	$2,319	$(416)	$-	$(1,310)
EBIT, as adjusted (3)	$40,301	$7,959	$1,557	$1,001	$2,518	$(2,052)	$51,284
As a percent of total sales	14.3%	9.0%	1.8%	3.5%	3.7%		9.9%

Three months ended June 30, 2009
Net sales	$208,014	$88,711	$38,249	$22,108	$56,201	$-	$413,283
Inter-segment sales	20,079	2,311	292	-	2,913	(25,595)	-

Total	$228,093	$91,022	$38,541	$22,108	$59,114	$(25,595)	$413,283

EBIT (1)	$30,620	$1,140	$(4,001)	$2,105	$(3,250)	$(1,109)	$25,505
As a percent of total sales	13.4%	1.3%	(10.4%)	9.5%	(5.5%)		6.2%
Special items (4)	$17	$(3,481)	$(1,873)	$307	$4,096	$-	$(934)
EBIT, as adjusted (3)	$30,637	$(2,341)	$(5,874)	$2,412	$846	$(1,109)	$24,571
As a percent of total sales	13.4%	(2.6%)	(15.2%)	10.9%	1.4%		5.9%

Six months ended June 30, 2010
Net sales	$485,144	$169,881	$154,308	$50,944	$126,265	$-	$986,542
Inter-segment sales	53,090	6,545	5,086	402	3,359	(68,482)	-

Total	$538,234	$176,426	$159,394	$51,346	$129,624	$(68,482)	$986,542

EBIT (1)	$71,297	$7,348	$6,660	$28	$5,675	$(2,794)	$88,214
As a percent of total sales	13.2%	4.2%	4.2%	0.1%	4.4%		8.9%
Special items (2)	$-	$1,709	$(4,121)	$2,308	$(416)	$-	$(520)
EBIT, as adjusted (3)	$71,297	$9,057	$2,539	$2,336	$5,259	$(2,794)	$87,694
As a percent of total sales	13.2%	5.1%	1.6%	4.5%	4.1%		8.9%

Six months ended June 30, 2009
Net sales	$426,841	$176,210	$70,940	$42,767	$108,276	$-	$825,034
Inter-segment sales	42,343	4,333	829	-	4,777	(52,282)	-

Total	$469,184	$180,543	$71,769	$42,767	$113,053	$(52,282)	$825,034

EBIT (1)	$47,993	$(4,338)	$(11,720)	$2,212	$(6,440)	$(2,907)	$24,800
As a percent of total sales	10.2%	(2.4%)	(16.3%)	5.2%	(5.7%)		3.0%
Special items (4)	$10,191	$(3,013)	$(1,476)	$364	$4,699	$-	$10,765
EBIT, as adjusted (3)	$58,184	$(7,351)	$(13,196)	$2,576	$(1,741)	$(2,907)	$35,565
As a percent of total sales	12.4%	(4.1%)	(18.4%)	6.0%	(1.5%)		4.3%

(1) EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2) Special items include rationalization (gains) charges and the impact to the Company’s operation in Venezuela of the change in functional currency to the U.S. dollar and the devaluation of the Venezuelan currency.

(3) The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

(4) Special items include rationalization charges, a gain on the sale of a property and a pension settlement gain.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

    Three Months Ended June 30 Change in Net Sales by Segment

		Change in Net Sales due to:

	Net Sales 2009	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2010

Operating Segments
North America Welding	$208,014	$46,064	$-	$(3,142)	$2,873	$253,809
Europe Welding	88,711	4,087	-	(3,793)	(3,800)	85,205
Asia Pacific Welding	38,249	3,199	40,004	(1,744)	2,655	82,363
South America Welding	22,108	9,531	-	4,121	(7,564)	28,196
The Harris Products Group	56,201	3,583	-	5,282	945	66,011

Consolidated	$413,283	$66,464	$40,004	$724	$(4,891)	$515,584

% Change
North America Welding		22.1%	-	(1.5%)	1.4%	22.0%
Europe Welding		4.6%	-	(4.3%)	(4.3%)	(4.0%)
Asia Pacific Welding		8.4%	104.6%	(4.6%)	6.9%	115.3%
South America Welding		43.1%	-	18.6%	(34.2%)	27.5%
The Harris Products Group		6.4%	-	9.4%	1.7%	17.5%
Consolidated		16.1%	9.7%	0.2%	(1.2%)	24.8%

    Six Months Ended June 30 Change in Net Sales by Segment

		Change in Net Sales due to:

	Net Sales 2009	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2010

Operating Segments
North America Welding	$426,841	$62,771	$-	$(12,811)	$8,343	$485,144
Europe Welding	176,210	2,095	-	(10,725)	2,301	169,881
Asia Pacific Welding	70,940	6,214	73,897	(4,375)	7,632	154,308
South America Welding	42,767	12,556	-	6,180	(10,559)	50,944
The Harris Products Group	108,276	7,798	-	7,061	3,130	126,265

Consolidated	$825,034	$91,434	$73,897	$(14,670)	$10,847	$986,542

% Change
North America Welding		14.7%	-	(3.0%)	2.0%	13.7%
Europe Welding		1.2%	-	(6.1%)	1.3%	(3.6%)
Asia Pacific Welding		8.8%	104.2%	(6.2%)	10.8%	117.5%
South America Welding		29.4%	-	14.5%	(24.7%)	19.1%
The Harris Products Group		7.2%	-	6.5%	2.9%	16.6%
Consolidated		11.1%	9.0%	(1.8%)	1.3%	19.6%